INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Integrated Living Communities, Inc. on Form S-1 of our report dated May 15, 1995, on the financial statements of F.L.C. Lakehouse Inc., Don Blivas, Janice Blivas. Fred Fiala, and John Rowe d/b/a Lakehouse East (a Partnership), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under this heading "Experts" in such Prospectus.



/s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Tampa, Florida

June 6, 1996


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